Exhibit 99.1

VIPER ENERGY PARTNERS LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS FIRST QUARTER 2017 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, May 2, 2017 (GLOBE NEWSWIRE) -- Viper Energy Partners LP (NASDAQ:VNOM) ("Viper" or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) ("Diamondback"), today announced financial and operating results for the first quarter ended March 31, 2017.

HIGHLIGHTS

•
Q1 2017 cash distribution of $0.302 per common unit, up 17% over Q4 2016, 103% year over year and the highest in Company history; implies a 7.1% annualized yield based on May 1 unit closing price of $17.02

•	Q1 2017 production of 8,519 boe/d (76% oil), up 8% over Q4 2016 and 38% year over year

•	Increasing full year 2017 production guidance to 8,500 to 9,500 boe/d, up 9% from the midpoint of prior guidance range of 8,000 to 8,500 boe/d

•
Q1 2017 average realized prices were $49.40 per barrel of oil, $2.76 per Mcf of natural gas and $18.34 per barrel of natural gas liquids, resulting in a total equivalent price of $41.80/boe, up 9% from the Q4 2016 total equivalent price of $38.33/boe

•	There are approximately 198 active well permits and eight active rigs currently on Viper's mineral acreage

•	Closed 28 deals for $8.4 million (100% Diamondback-operated) in Q1 2017, increasing Viper's mineral assets to 6,508 net royalty acres

•	15 gross horizontal wells completed by operators of Viper's Spanish Trail mineral interests during Q1 2017 at an average royalty interest of 15.2%

“Viper announced its largest distribution in Company history as it continues to benefit from increasing activity levels across its mineral acreage located in the most prolific areas of the Permian Basin. With production year-to-date exceeding expectations, along with recent acquisitions, we have the conviction to raise the midpoint of our full year production guidance by 9% and expect to achieve annualized production growth of 40% in 2017," stated Travis Stice, Chief Executive Officer of Viper's general partner.

Mr. Stice continued, "Viper ended the first quarter with net cash and ample liquidity after completing 28 deals for $8.4 million in the first quarter. We will continue to be active in looking for accretive mineral opportunities that will allow us to grow production and distributions for our unitholders."

FINANCIAL UPDATE

During the first quarter of 2017, the Company recorded total operating income of $33.7 million and net income of $20.7 million.

As of March 31, 2017, Viper had a cash balance of $29 million and an undrawn $275 million revolving credit facility. In connection with its Spring 2017 redetermination expected to close in May 2017, the lead bank on Viper's credit facility recently recommended a borrowing base increase to $315 million from $275 million previously.

FIRST QUARTER 2017 CASH DISTRIBUTION

The Board of Directors of Viper's general partner has declared a cash distribution for the three months ended March 31, 2017 of $0.302 per common unit. The distribution is payable on May 25, 2017 to unitholders of record at the close of business on May 18, 2017.

FULL YEAR 2017 GUIDANCE

Below is Viper's full year 2017 guidance, which has been updated to reflect higher production attributable to its mineral interests. Additionally, the Company now expects non-cash unit-based compensation of $0.50 to $1.50 per boe, down from the prior range of $2.00 to $3.00 per boe.

Viper Energy Partners

Total Net Production – MBoe/d	8.5 – 9.5

Unit costs ($/boe)
Lease Operating Expenses	n/a
Gathering & Transportation	$0.25 - $0.50
DD&A	$8.00 - $10.00
G&A
Cash G&A	$0.50 - $1.50
Non-Cash Unit-Based Compensation	$0.50 - $1.50

Corporate Tax Rate	n/a
Production and Ad Valorem Taxes (% of Revenue) (a)	7%

Capital Budget ($ - Million)
2017 Capital Spend	n/a

(a)	Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

CONFERENCE CALL

Viper will host a conference call and webcast for investors and analysts to discuss its financial and operating results for the first quarter of 2017 on Wednesday, May 3, 2017 at 10:00 a.m. CT.  Participants should call (844) 400-1537 (United States/Canada) or (703) 326-5198 (International) and use the confirmation code 12963443. A telephonic replay will be available from 1:00 p.m. CT on Wednesday, May 3, 2017 through Wednesday, May 10, 2017 at 1:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 12963443. A live broadcast of the earnings conference call will also be available via the internet at www.viperenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Viper Energy Partners LP

Viper is a limited partnership formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on oil-weighted basins, primarily the Permian Basin in West Texas.

About Diamondback Energy, Inc.
Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback's activities are primarily focused on the horizontal exploitation of multiple intervals within the Wolfcamp, Spraberry, Clearfork, Bone Spring and Cline formations.
Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Viper. Information concerning these risks and other factors can be found in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Viper undertakes no obligation to update or revise any forward-looking statement.

Viper Energy Partners LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Operating income:
Royalty income	$32,050	$14,086
Lease bonus	1,602	108
Total operating income	33,652	14,194
Costs and expenses:
Production and ad valorem taxes	2,070	1,302
Gathering and transportation	143	86
Depletion	7,847	8,150
Impairment	—	26,011
General and administrative expenses	2,142	1,749
Total costs and expenses	12,202	37,298
Income (loss) from operations	21,450	(23,104)
Other income (expense):
Interest expense	(612)	(430)
Other income (expense)	(186)	199
Total other income (expense), net	(798)	(231)
Net income (loss)	$20,652	$(23,335)

Net income attributable to common limited partners per unit:
Basic and Diluted	$0.22	$(0.29)
Weighted average number of limited partner units outstanding:
Basic	94,969	79,726
Diluted	94,979	79,726

Viper Energy Partners LP
Selected Operating Data
(unaudited)

	Three Months Ended March 31,
	2017	2016
Production Data:
Oil (Bbls)	583,854	433,541
Natural gas (Mcf)	488,903	348,283
Natural gas liquids (Bbls)	101,342	69,103
Combined volumes (BOE)(1)(2)	766,680	560,691
Daily combined volumes (BOE/d)	8,519	6,161
% Oil	76%	77%

Average sales prices:
Oil, realized ($/Bbl)	$49.40	$29.81
Natural gas realized ($/Mcf)	2.76	1.76
Natural gas liquids ($/Bbl)	18.34	7.93
Average price realized ($/BOE)	41.80	25.12

Average Costs (per BOE)
Production and ad valorem taxes	$2.70	$2.32
Gathering and transportation expense	0.19	0.15
General and administrative - cash component	1.73	1.38
Total operating expense - cash	$4.62	$3.85

General and administrative - non-cash component	$1.06	$1.74
Interest expense	0.80	0.77
Depletion	10.24	14.54

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.

(2)	The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines Adjusted EBITDA as net income (loss) plus interest expense, non-cash unit-based compensation expense, depletion and impairment. Adjusted EBITDA is not a measure of net income (loss) as determined by United States’ generally accepted accounting principles, or GAAP. Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate Viper’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of Viper’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Viper defines cash available for distribution generally as an amount equal to its Adjusted EBITDA for the applicable quarter less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the board of directors of Viper’s general partner may deem appropriate. Viper’s computations of Adjusted EBITDA and cash available for distribution may not be comparable to other similarly titled measures of other companies or to such measure in its credit facility or any of its other contracts.
The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA and cash available for distribution to the GAAP financial measure of net income (loss).

Viper Energy Partners LP
(unaudited, in thousands, except per unit data)

	Three Months Ended March 31,
	2017	2016
Net income (loss)	$20,652	$(23,335)
Interest expense	612	430
Non-cash unit-based compensation expense	819	973
Depletion	7,847	8,150
Impairment	—	26,011
Adjusted EBITDA	$29,930	$12,229

Adjustments to reconcile Adjusted EBITDA to cash available for distribution:
Debt service, contractual obligations, fixed charges and reserves	(480)	(340)
Cash available for distribution	$29,450	$11,889

Limited Partner units outstanding	97,575	79,726

Cash available for distribution per limited partner unit	$0.302	$0.149

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@viperenergy.com

Source: Viper Energy Partners LP; Diamondback Energy, Inc.